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Efficient Solutions, Inc.
Statement of Operations
Quarter and Year-To-Date Ended June 30, 1998
(Unaudited)

                                                              Current Quarter    Year To Date
Revenue                                                     $   10,707,750.00     29,971,708.00

Operating Expense                                               10,067,396.00     24,036,929.00
                                                            -----------------   ---------------
Gross Margin                                                       640,354.00      5,934,779.00

Selling Expense                                                  3,110,932.00      6,676,540.00
Marketing Expense                                                   77,174.00        193,209.00
Administrative & General Expense                                 2,487,360.00      5,368,150.00
Other Expense/Income                                             3,549,476.00      5,067,867.00
                                                            -----------------   ---------------

Net Operating Profit (Loss) Before Taxes                        (8,584,588.00)   (11,370,987.00)

Income taxes                                                    (3,822,836.00)    (4,803,551.00)
                                                            -----------------   ---------------

Net Profit (Loss)                                           $   (4,761,752.00)    (6,567,436.00)
                                                            =================   ===============

Financial Statements as of the reporting date.
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Efficient Solutions, Inc.
Balance Sheet
June 30, 1998
(Unaudited)

ASSETS
Current assets:
   Cash and cash equivalents                                $    3,688,524.30
   Accounts receivable                                           1,084,615.54
   Other current assets                                          3,202,461.44
                                                            -----------------
      Total current assets                                       7,975,601.28
                                                            -----------------

Fixed Assets:
   Furniture and equipment, net                                  6,565,439.22
   Equipment inventory held for installation                    11,182,290.35
   Installations in process                                     13,608,689.92
   Installed equipment                                          53,786,550.16
                                                            -----------------
      Total fixed assets                                        85,142,969.65
                                                            -----------------

Deferred Debits:
   Miscellaneous deferred debits                                   177,252.69
   Deferred income taxes                                        16,561,602.00
   Other assets, Net                                               557,371.48
                                                            -----------------
      Total deferred debits                                     17,296,226.17
                                                            -----------------

      TOTAL ASSETS                                          $  110,414,797.10
                                                            =================


Financial Statements as of the reporting date.
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Entergy Integrated Solutions Inc.
Balance Sheet
June 30, 1998
(Unaudited)

LIABILITIES AND CAPITAL
Current & accrued liabilities:
   Accounts payable                                         $    3,900,946.73
   Accrued liabilities                                           5,833,202.39
   Current portion of capital lease obligations                     43,371.56
Current Maturities-Other Long-term liabilities                     613,369.00
                                                            -----------------
      Total current & accrued liabilities                       10,390,889.68
                                                            -----------------

Long-term liabilities:
  Long-term liabilities                                          7,289,539.04
                                                            -----------------
      Total long-term liabilities                                7,289,539.04
                                                            -----------------

Deferred Credits:
   Service contract revenue                                     45,759,429.14
                                                            -----------------
      Total deferred credits                                    45,759,429.14
                                                            -----------------

Capital:
   Common stock, no par value, 50,000 shares authorized,
   13,500 shares issued and outstanding                         13,500,000.00
   Paid in capital                                             150,000,000.00
   Accumulated deficit                                        (116,525,060.76)
                                                            -----------------
      Total capital                                             46,974,939.24
                                                            -----------------

      Total liabilities and capital                         $  110,414,797.10
                                                            =================


Financial Statements as of the reporting date.

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